FORM OF MANAGEMENT FEE WAIVER AGREEMENT

Management Fee Waiver Agreement, effective as of August 20, 2018, by INVESCO CAPITAL MANAGEMENT LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Agreement”) and each of Invesco Exchange-Traded Fund Trust and Invesco Exchange-Traded Fund Trust II, each a Massachusetts business trust (collectively, the “Trusts”).

WHEREAS, the Adviser is the investment adviser of the Trusts; and

WHEREAS, the Adviser agrees to waive a portion of its management fee for each of the funds of the Trusts listed in Schedule A (the “Funds”).

NOW, THEREFORE, the parties hereto agree as follows:

1.

For each Unitary Fee Fund set forth in Schedule A, the Adviser agrees to waive permanently a portion of its unitary management fee to the extent necessary to prevent each Fund’s operating expenses, excluding fees paid under the investment advisory agreement, payments under each fund’s 12b-1 plan, if any, brokerage expenses, taxes, interest, litigation expenses and other extraordinary expenses, from exceeding the percentage of daily net assets set forth in Schedule A (the “Expense Cap”). The Adviser will not have any right to reimbursement of any amount so waived.

2.

For the Non-Unitary Fee Fund set forth in Schedule A, the Adviser agrees to waive permanently a portion of its management fee to the extent necessary to prevent the Fund’s management fee from exceeding the percentage of daily net assets set forth in Schedule A (the “Expense Cap”). The Adviser will not have any right to reimbursement of any amount so waived.

3.

This Agreement shall automatically terminate with respect to a Fund listed in Schedule A upon the Board of Trustees of that Fund approving a reduced management fee for that Fund equal to the Fund’s respective Expense Cap.

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INVESCO CAPITAL MANAGEMENT LLC

By:
Name: Anna Paglia
Title: Head of Legal

Accepted by:

INVESCO EXCHANGE-TRADED FUND TRUST

By:
Name: Anna Paglia
Title: Secretary

Accepted by:

INVESCO EXCHANGE-TRADED FUND TRUST II

By:
Name: Anna Paglia
Title: Secretary

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SCHEDULE A

(as of August 20, 2018)

Unitary Fee Funds	Expense Cap
Invesco Exchange-Traded Fund Trust
Invesco Dow Jones Industrial Average Dividend ETF	0.07%
Invesco Exchange-Traded Fund Trust II
Invesco S&P 500 Value with Momentum ETF	0.15%
Non-Unitary Fee Fund
Invesco Exchange-Traded Fund Trust
Invesco S&P 500® Quality ETF	0.15%

INVESCO CAPITAL MANAGEMENT LLC

By:
Name: Anna Paglia
Title: Head of Legal

Accepted by:

INVESCO EXCHANGE-TRADED FUND TRUST

By:
Name: Anna Paglia
Title: Secretary

- 3

Accepted by:

INVESCO EXCHANGE-TRADED FUND TRUST II

By:
Name: Anna Paglia
Title: Secretary

- 4